SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EL PASO CORPORATION

(Names of Registrant as Specified in Its Charters)

SELIM K. ZILKHA

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following voting instruction card was sent to members of the Burlington Northern Employee Stock Purchase Plan today:

CONFIDENTIAL VOTING INSTRUCTIONS

Solicited by Selim K. Zilkha

Annual Meeting of Stockholders of El Paso Corporation

June 17, 2003

TO: COMPUTERSHARE TRUST COMPANY, TRUSTEE

         BURLINGTON NORTHERN EMPLOYEE STOCK PURCHASE PLAN

The undersigned hereby appoints the Trustee to vote the proxies for the undersigned and authorizes them to represent and vote, as designated, all of the full and fractional shares of common stock of El Paso Corporation, credited to my account under the referenced Plan, held of record by the undersigned on May 2, 2003 at the Annual Meeting of stockholders of El Paso Corporation to be held at the George R. Brown Convention Center, located at 1001 Avenida de las Americas, Houston, Texas on June 17, 2003 at 2:00 p.m. Central time, and at any adjournments, postponements, reschedulings or continuations of such meeting for the purposes identified in this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election, in accordance with and as described in Selim K. Zilkha’s Proxy Statement. This is not a solicitation on behalf of, or in support of, the Board of Directors of El Paso Corporation.

YOUR VOTE IS CONFIDENTIAL AND WILL NOT BE DISCLOSED TO EL PASO CORPORATION.

The Trustee is directed to vote as specified hereon. If you validly execute and return this card to the Trustee by June 13, 2003 without indicating your vote on one or more of the following proposals, you will be deemed to have voted as follows with respect to any such proposals: FOR proposals 1 through 9, and 11, and to have abstained from voting on proposal 10. This proxy card, if validly executed and returned, will revoke any previously executed proxy with respect to all proposals.

To be completed, signed and dated on reverse side.

Selim K. Zilkha strongly recommends that stockholders vote FOR proposals 1 through 9, and 11:

Proposal 1—To amend El Paso Corporation’s By-Laws to fix the number of directors at nine.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2—To elect each of R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha to El Paso Corporation’s Board of Directors, in lieu of any persons who may be nominated by El Paso Corporation’s incumbent Board of Directors or by any other person.

FOR ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐

(Instruction: If you wish to vote for the election of less than all of the nominees, check the “FOR” box above and write the name of the person(s) you do not wish elected in the following space:                                                                         . If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote FOR the election of any candidate whose name is written in the space provided above.)

Proposal 3—To amend El Paso Corporation’s By-Laws to delete advance notice applicable to director nominations.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4—To amend El Paso’s By-Laws to repeat changes made after November 7, 2002 (other than the amendments effected by Proposals 1 and 3).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5—To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The following proposals have been submitted by either the Board of Directors of the Company or various other shareholders of the Company:

Proposal 6—Board of Directors proposal to ratify appointment of PricewaterhouseCoopers LLP as independent certified public accountants for fiscal year ending December 31, 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate Article 12 containing a “fair price” provision.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 8—Board of Directors proposal to amend El Paso’s Restated Certificate of Incorporation to eliminate El Paso’s Series A Junior Participating Preferred Stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 9—Stockholder proposal regarding pay disparity report.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 10—Stockholder proposal regarding indexed options for senior executives.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 11—Stockholder proposal regarding stockholder approval of any adoption of a poison pill.

FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT: THIS PROXY MUST BE SIGNED TO BE VALID.

Dated:

Signature

Signature (if held jointly)

Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 or if you are a bank or broker please call collect at (212) 750-5833.